UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

LANDCADIA HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 30, 2018, Landcadia Holdings, Inc. (the “Company”) held a special meeting in lieu of annual meeting of stockholders (the “special meeting”). At the special meeting, a total of 25,512,197 (84.84%) of the Company’s issued and outstanding shares of Class A common stock and Class F common stock held of record as of May 10, 2018, the record date for the special meeting, were present either in person or by proxy, which constituted a quorum. The Company’s stockholders voted on the following proposals at the special meeting, each of which were approved. The final vote tabulation for each proposal is set forth below.

1.	To approve and adopt an amendment to the Company’s second amended and restated certificate of incorporation to extend the date by which the Company has to consummate a business combination from June 1, 2018 to December 14, 2018 (the “Extension”):

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,508,297	3,900	0	0

2.	To approve an amendment to the Investment Management Trust Agreement, made effective as of May 25, 2016, by and between the Company and Continental Stock Transfer & Trust Company (“Continental”), to extend the date on which Continental must liquidate the trust account established in connection with the Company’s initial public offering (the “trust account”) if the Company has not completed a business combination from June 1, 2018 to December 14, 2018:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,508,297	3,900	0	0

3.	To elect Mark Kelly and G. Michael Stevens to serve as the Class I directors on the Company’s Board of Directors until the 2021 annual meeting of stockholders or until his successor is elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Mark Kelly	6,250,000	0	0
G. Michael Stevens	6,250,000	0	0

Pursuant to the Company’s second amended and restated certificate of incorporation, until the consummation of the Company’s initial business combination, only holders of Class F common stock can elect or remove directors. Therefore, only holders of Class F common stock voted on the election of directors at the special meeting.

4.	To ratify the selection by the Company’s audit committee of Marcum LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2018.

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,508,297	0	3,900	0

5.	To approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of proposals 1 and 2:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,438,188	74,009	0	0

Although this proposal would have received sufficient votes to be approved, no motion to adjourn was made because the adjournment of the special meeting was determined not to be necessary or appropriate.

Item 7.01	Regulation FD Disclosure.

In connection with the Extension, only approximately 1.7 million shares out of a total of 25 million shares of the Company's Class A common stock were redeemed. As a result, approximately $235.6 million still remains in the trust account.

On May 30, 2018, the Company issued a press release announcing that the Extension Amendment and the Trust Amendment were approved at the special meeting. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated May 30, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDCADIA HOLDINGS, INC.

	By:	/s/ Richard H. Liem
Name: Richard H. Liem
Title: Vice President and Chief Financial Officer

Dated: May 30, 2018

Exhibit 99.1

Landcadia Holdings, Inc. Announces Extension of Date to Complete a Business Combination

HOUSTON, TX, May 30, 2018 — Landcadia Holdings, Inc. (NASDAQ: LCA) (the “Company”) today announced that its stockholders have approved an extension of the date by which it must consummate a business combination from June 1, 2018 to December 14, 2018. The Company requested the extension in order to complete the previously announced proposed business combination with Waitr Incorporated (“Waitr”), the fast growing restaurant platform for online ordering and on-demand food delivery.

About Landcadia Holdings, Inc.

Landcadia Holdings, Inc. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

About Waitr Incorporated

Founded in 2013 and based in Lake Charles, Louisiana, Waitr is a leader in on-demand food ordering and delivery. Its platform connects local restaurants to hungry diners in underserved markets in America’s heartland. Waitr is the most convenient way to discover, order and receive great food from the best local restaurants and national chains. Today, Waitr has over 5,000 restaurant partners in over 200 cities in the Southeast U.S.

Important Information About the Proposed Business Combination and Where to Find It

In connection with the proposed business combination, Landcadia intends to file a preliminary proxy statement and a definitive proxy statement with the SEC. Landcadia’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement and the amendments thereto and the definitive proxy statements and documents incorporated by reference therein filed in connection with the proposed business combination, as these materials will contain important information about Waitr, Landcadia and the proposed business combination. When available, the definitive proxy statement and other relevant materials for the proposed business combination will be mailed to stockholders of Landcadia as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: Landcadia Holdings, Inc., 1510 West Loop South, Houston, Texas 77027, Attention: General Counsel, (713) 850-1010.

Participants in the Solicitation
Landcadia and its directors and executive officers may be deemed participants in the solicitation of proxies from Landcadia’s stockholders with respect to the proposed business combination. A list of the names of those directors and executive officers and a description of their interests in Landcadia is contained in Landcadia’s annual report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request Landcadia Holdings, Inc., 1510 West Loop South, Houston, Texas 77027, Attention: General Counsel, (713) 850-1010. Additional information regarding the interests of such participants will be contained in the proxy statement for the proposed business combination when available.

Waitr and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Landcadia in connection with the proposed business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination will be included in the proxy statement for the proposed business combination when available.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Landcadia’s and Waitr’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Landcadia’s and Waitr’s expectations regarding the timing of the completion of the proposed business combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Landcadia’s and Waitr’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement for the proposed business combination (the “Merger Agreement”), (2) the outcome of any legal proceedings that may be instituted against Landcadia and Waitr following the announcement of the Merger Agreement and the transactions contemplated therein; (3) the inability to complete the proposed business combination, including due to failure to obtain approval of the stockholders of Landcadia or other conditions to closing in the Merger Agreement; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the transaction to fail to close; (5) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed business combination; (6) the inability to obtain or maintain the listing of the post-acquisition company’s ordinary shares on Nasdaq following the proposed business combination; (7) the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the proposed business combination; (8) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the proposed business combination; (10) changes in applicable laws or regulations; (11) the possibility that Waitr or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties indicated from time to time in the proxy statement relating to the proposed business combination, including those under “Risk Factors” therein, and in Landcadia’s other filings with the SEC. Landcadia cautions that the foregoing list of factors is not exclusive. Landcadia cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Landcadia does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation
This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended.

Contact:

ICR for Landcadia
Investors
Dara Dierks, 646-277-1212
Dara.Dierks@icrinc.com
or
Media
Jim Furrer, 646-677-1808
Jim.Furrer@icrinc.com
or
Kate Ottavio Kent, 203-682-8276
Kate.OttavioKent@icrinc.com